UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2005

GTx, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 N. Dunlap Street
Van Vleet Building
Memphis, Tennessee 38163
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (901) 523-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 5.1
EXHIBIT 99.1

Item 8.01. Other Events.
On October 11, 2005, GTx, Inc. (the “Company”) entered into an underwriting agreement and a related pricing agreement (collectively, the “Underwriting Agreement”) with Lazard Capital Markets LLC and SG Cowen & Co., LLC, as underwriters (collectively, the “Underwriters”), relating to the public offering, issuance and sale of 5,500,000 shares of the Company’s common stock, $0.001 par value per share. The price to the public is $7.80 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $7.332 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days after the offering, to purchase up to an additional 825,000 shares of common stock to the extent that the Underwriters sell more than 5,500,000 shares. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-127175) previously filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
On October 11, 2005, the Company also issued a press release announcing the pricing of the public offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement and related Pricing Agreement, each dated October 11, 2005.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Cooley Godward LLP (contained in Exhibit 5.1).
99.1	Press Release, dated October 11, 2005, entitled “GTx Prices Public Offering of Common Stock.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.
Dated: October 12, 2005	By:	/s/ Henry P. Doggrell
Henry P. Doggrell,
Vice President, General Counsel/Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement and related Pricing Agreement, each dated October 11, 2005.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Cooley Godward LLP (contained in Exhibit 5.1).
99.1	Press Release, dated October 11, 2005, entitled “GTx Prices Public Offering of Common Stock.”